                                                   EXHIBIT 99.1(a)(3)(d)(iii)(b)

                               Janus Aspen Series

                   Amendment to Fund Participation Agreement
                   -----------------------------------------

The undersigned hereby amend their Fund Participation Agreement dated April 15, 1997 ("Agreement") by:

        . Replacing Schedule A of the original Agreement with the attached Schedule A, which adds a Separate Account to offer Janus Aspen Series Growth Portfolio.

This amendment shall not affect any other provision of the Agreement or any other agreement or understanding among the parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to
execute this Participation Agreement Amendment as of   December 3, 1998  , 1998.
                                                     --------------------


Prudential Insurance Company of America
---------------------------------------


By:  /s/ Fred H. Funk
     ------------------------
Name:  Fred H. Funk
Title:  Vice President, Product Management


Janus Aspen Series
------------------


By:  /s/ Bonnie Howe
     ---------------
Name:  Bonnie Howe
Title:  Assistant V.P.


Janus Capital Corporation
-------------------------


By:  /s/ Bonnie Howe
     ----------------
Name:   Bonnie Howe
Title:  Assistant V.P.

                                   SCHEDULE A


                   Separate Accounts and Associated Contracts
                   ------------------------------------------

Name of Separate Account and                      Contracts/Policies Funded
Date Established by Board of Directors            By Separate Account
--------------------------------------            -------------------

Prudential Variable Contract Account GI-2         .   Group Variable Universal Life Insurance
established June 24, 1988                             Contracts

The Prudential Variable Appreciable Account       .   Individual Flexible Premium Variable Life
established August 11, 1987                           Policy

                                                  .   Survivorship Variable Universal Life
                                                      Policy

                                     II-46